As filed with the Securities and Exchange Commission on June 3, 1999
                                          Registration Statement No. 333-_______
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  ------------

                                     FORM S-8
                               REGISTRATION STATEMENT
                          UNDER THE SECURITIES ACT OF 1933

                                  ------------

                                  MYLEX CORPORATION
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    DELAWARE                                            59-2291597
    (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

                              34551 ARDENWOOD BOULEVARD
                              FREMONT, CALIFORNIA 94655
                       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                          1998 EMPLOYEE STOCK PURCHASE PLAN
                               (FULL TITLE OF THE PLAN)

                                     COLLEEN GRAY
                      VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              34551 ARDENWOOD BOULEVARD
                              FREMONT, CALIFORNIA 94655
                                    (510) 796-6100
                             (NAME, ADDRESS AND TELEPHONE
                            NUMBER OF AGENT FOR SERVICE)

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                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                              Proposed           Proposed
                                               Maximum            maximum
Title of securities to     Amount to be     offering price   aggregate offering      Amount of
  be registered          registered (1)     per share (2)         price (2)      registration fee
---------------------------------------------------------------------------------------------------
      Common Stock       500,000 Shares      $   4.34          $  2,170,000        $   603.26
---------------------------------------------------------------------------------------------------

(1) There is also being registered hereunder such additional undetermined number of shares of Common Stock as may be issued from time to time as a result of the antidilution provisions of the Plan.

(2) Estimated solely for purposes of calculation of the registration fee pursuant to Rule 457(h)(1) and (c). The maximum aggregate offering price is based on 85% of $5.11, the average of the high and low prices of the Common Stock of Mylex Corporation as reported for May 28, 1998, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System.
--------------------------------------------------------------------------------

                                     INTRODUCTION

    This Registration Statement on Form S-8 is filed by Mylex Corporation, a Delaware corporation (the "Company"), relating to shares of its common stock (the "Common Stock") issuable to eligible employees of the Company or any subsidiary of the Company pursuant to the Company's 1998 Employee Stock Purchase Plan.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION.*

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     * Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

          (i) The Company's annual report an Form 10-K for the year ended December 26, 1998;

          (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the report referred to in (i) above; and

          (iii) The description of the Company's Common Stock contained in the Company's Proxy Statement for its 1996 Annual Meeting of Stockholders under the caption "Proposal for Reincorporation" and its Form 8-A with respect to its Rights Agreement, filed with the Commission in June 1997, as amended.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement end prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement. any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The description of the Indemnification of directors end officers required by Item 702 of Regulation S-K contained in Item 6 (Indemnification of Directors and Officers) of Part II of Post-Effective Amendment No. 3 to the Company's Registration Statement on Form S-8 (Registration Statement No. 333-08974) is incorporated herein by reference and made a part hereof.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8. EXHIBITS.

EXHIBIT NO.    DESCRIPTION

3.1(1)         Articles of Incorporation of the Company, as amended to date.

3.2(2)         By-Laws of the Company.

4.1            1998 Employee Stock Purchase Plan.

5.1 Opinion of Legal Counsel (relating to legality of securities being registered).

23.1           Consent of Independent Auditors.

23.2           Consent of Legal Counsel (included in Exhibit 5.1 hereto).

24.1           Power of Attorney (contained on signature page hereto).


-------------------------

     (1) Filed as an exhibit to Registrant's Annual Report on Form 10-K, for period ended December 31, 1996, and incorporated herein by reference.

     (2) Filed as an exhibit to Registrant's Annual Report on Form 10-K, for period ended December 31, 1997, and incorporated herein by reference.

Item 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 1st day of June, 1999.

                                   MYLEX CORPORATION


                                   By: /s/ Colleen Gray
                                      --------------------------
                                       Colleen Gray
                                       Vice President and
                                       Chief Financial Officer

     Each person whose signature appears below constitutes and appoints Al Montross and Colleen Gray, and each or either of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments, whether pre-effective or post-effective, to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature           Title                                           Date
     ---------           -----                                           ----
/s/ Al Montross          President, Chief Executive              June 1, 1999
----------------------   Officer, and Director (Principal
Al Montross              Executive Officer)

/s/ Colleen Gray         Vice President and Chief Officer        June 1, 1999
----------------------   Financial (Principal Financial Officer
Colleen Gray             and Principal Accounting Officer)

/s/ Ishmael Dudhia
----------------------   Director                                June 1, 1999
Ishmael Dudhia

/s/ Stephen McKenzie
----------------------   Director                                June 1, 1999
Stephen McKenzie

----------------------   Director                                June 1, 1999
Dr. M. Yaqub Mirza

/s/ Dr. Inder M. Singh
----------------------   Director                                June 1, 1999
Dr. Inder M. Singh

/s/ Walter Wilson
----------------------   Director                                June 1, 1999
Walter Wilson

                                  INDEX TO EXHIBITS


Exhibit No.    Description
-----------    -----------

3.1(1) Articles of Incorporation of the Company, as amended to date

3.2(2)         By-Laws of the Company.

4.1            1998 Employee Stock Purchase Plan

5.1            Opinion of Legal Counsel (relating to
               legality of securities being registered).

23.1           Consent of Independent Auditors.

23.2           Consent of Legal Counsel (included in
               Exhibit 5.1 hereto).

24.1 Power of Attorney (contained on signature page hereto).



-------------------------

     (1) Filed as an exhibit to Registrant's Annual Report on Form 10-K, for period ended December 31, 1996, and incorporated herein by reference.

     (2) Filed as an exhibit to Registrant's Annual Report on Form 10-K, for period ended December 31, 1997, and incorporated herein by reference.